UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2024 (March 8, 2024)

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807	19807
(Address of Principal Executive Offices)	(Zip Code)

+1 302 273 0765
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrant, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2024, upon the shareholders’ approval of the Trust Amendment Proposal (as defined below), Mountain & Co. I Acquisition Corp. (the “Company”), entered into an amendment (the “Trust Agreement Amendment No. 3”) to the Investment Management Trust Agreement, dated November 4, 2021 (as amended by Amendment No. 1 dated February 6, 2023 and Amendment No. 2 dated September 14, 2023, the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to allow the change of the date by which the Company must consummate its initial business combination from March 9, 2024 to November 9, 2024 (or such earlier date as determined by the Company’s board of directors) (the “Extension”).

The foregoing description is qualified in its entirety by reference to the Trust Agreement Amendment No. 3, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 8, 2024, the Company filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Articles”) with the Registrar of Companies in the Cayman Islands. The Extension Amendment changes the date by which the Company must consummate its initial business combination from March 9, 2024 to November 9, 2024 (or such earlier date as determined by the Company’s board of directors).

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 8, 2024, the Company held an extraordinary general meeting of shareholders (the “Shareholder Meeting”). At the close of business on the record date of the Shareholder Meeting, there were 11,513,065 Class A ordinary shares and 5,750,000 Class B ordinary shares outstanding (collectively, the “Ordinary Shares”), each of which was entitled to one vote with respect to the proposal (i) to amend the Company’s Amended and Restated Memorandum and Articles of Association to change the date by which the Company has to consummate a business combination from March 9, 2024 to November 9, 2024 (or such earlier date as determined by the Company’s board of directors) (the “Extension Amendment Proposal”) and (ii) to amend the Trust Agreement to allow the Extension (the “Trust Agreement Amendment Proposal”).  Both proposals are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on February 23, 2024. A summary of the voting results at the Shareholder Meeting is set forth below.

Each of the Extension Amendment Proposal and the Trust Agreement Amendment Proposal was approved by the Company’s shareholder as follows:

	For	Against	Abstain
Extension Amendment Proposal	14,867,814	147,333	0
Trust Agreement Amendment Proposal	14,867,814	147,333	0

Shareholders holding 3,133,293 Class A ordinary shares (after giving effect to withdrawals of redemptions) exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $35.8 million (approximately $11.42 per share) will be removed from the Trust Account to pay such redeeming holders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of the Company.
10.1	Amendment No. 3 to Investment Management Trust Agreement, dated November 4, 2021, as amended by Amendment No. 1 dated February 6, 2023 and Amendment No. 2 dated September 14, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN & CO. I ACQUISITION CORP.

Date: March 11, 2024	By:	/s/ Alexander Hornung
		Name:	Alexander Hornung
		Title:	Chief Financial Officer